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August 10, 2004

EXHIBIT 8.1

Navistar Financial Retail Receivables Corporation

c/o Corporation Trust Center

1209 Orange Street

Wilmington, DE 19801

Re:	Navistar Financial Retail Receivables Corporation
Registration Statement on Form S-3 (No. 333-115716)

We have acted as special counsel to Navistar Financial Retail Receivables Corporation, a Delaware corporation (the “Company”), in connection with the above-referenced Registration Statement (together with the exhibits and any amendments thereto and the prospectus supplement described therein, the “Registration Statement”), filed by the Company with the Securities and Exchange Commission in connection with the registration by the Company of Asset Backed Securities (the “Securities”) to be sold from time to time in one or more series in amounts to be determined at the time of sale and to be set forth in one or more Supplements (each, a “Prospectus Supplement”) to the Prospectus (the “Prospectus”) included in the Registration Statement.

As described in the Registration Statement, the Securities of each series will be issued by an owner trust or grantor trust to be formed with respect to such series (an “Owner Trust” or a “Grantor Trust”, as the case may be). Each Owner Trust will be a Delaware statutory trust or common law trust to be formed by the Company pursuant to a Trust Agreement (each, a “Trust Agreement”) between the Company and an Owner Trustee to be specified in the related Prospectus Supplement. Each Grantor Trust will be formed pursuant to a Pooling and Servicing Agreement which incorporates the Navistar Financial Grantor Trust Standard Terms and Conditions of Agreement (together, a “Grantor Trust Pooling and Servicing Agreement”) by and among the Company, Navistar Financial Corporation, a Delaware corporation, as Servicer, and a Grantor Trustee to be specified in the related Prospectus Supplement. Each series of Securities issued by an Owner Trust may include one or more classes of Asset Backed Notes (the “Notes”) and one or more classes of Asset Backed Certificates (the “Owner Certificates and, collectively with the Notes, the “Owner Securities”). Each series of Certificates issued by a Grantor Trust will consist of two classes of Certificates, the Class A Certificates (the “Class A Certificates”) and the Class B Certificates (collectively with the Class A Certificates, the “Grantor Certificates”). With respect to any Grantor Trust, only the Class A Certificates will be registered. For each series of Owner Securities, the Owner Certificates will be issued pursuant to a Trust Agreement, and the Notes will be issued pursuant to an Indenture (each, an “Indenture”)

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Navistar Financial Retail Receivables

Corporation

August 10, 2004

by and between the Owner Trust and an Indenture Trustee to be specified in the related Prospectus Supplement and a Pooling Agreement between the Company and the Owner Trustee (each, a “ Pooling Agreement”). Each series of Grantor Certificates will be issued pursuant to a Grantor Trust Pooling and Servicing Agreement.

We are generally familiar with the proceedings required to be taken in connection with the proposed authorization, issuance and sale of the Notes, the Owner Certificates and Grantor Certificates, and in order to express the opinion hereinafter stated, we have examined copies of the Registration Statement and, in each case as filed as an exhibit to or incorporated by reference in the Registration Statement, (i) the form of Indenture, (ii) the form of Trust Agreement (including the form of Certificate of Trust to be filed pursuant to the Delaware Statutory Trust Act included as an exhibit thereto (a “Trust Certificate”), (iii) the form of Pooling Agreement, (iv) the form of Purchase Agreement between Navistar Financial Corporation and the Company, (v) the form of Grantor Trust Pooling and Servicing Agreement (including the form of Class A Certificates as an exhibit thereto), (vi) the form of Servicing agreement among the Company, Navistar Leasing Company, Harco Leasing Company, Inc., The Bank of New York, as Collateral Agent, J.P. Morgan Trust Company, National Association (as successor-in-interest to Bank One National Association), as Portfolio Trustees, the Owner Trustee and Navistar Financial Corporation, (vii) the form of Titling Trust Agreement between Harco Leasing Company, Inc., the General Interest Trustee and the Delaware Trustee, (viii) the form of Titling Trust Supplement between Harco Leasing Company, Inc., the General Interest Trustee, the Delaware Trustee and the Portfolio Trustee, (ix) the form of Collateral Agency Agreement between Harco Leasing Company, Inc., Navistar Leasing Company, Navistar Financial Corporation and the Collateral Agent, (x) the form of Collateral Supplement between Harco Leasing Company, Inc., Navistar Leasing Company, Navistar Financial Corporation, the Titling Trust, the Indenture Trustee and the Collateral Agent, (xi) the form of Harco Purchase Agreement between Harco Leasing Company, Inc. and Navistar Financial Corporation, (xii) the form of Origination and Servicing Agreement between Harco Leasing Company, Inc., Navistar Leasing Company, Navistar Financial Corporation, the Titling Trust, the Indenture Trustee and the Collateral Agent, (xiii) the form of Custodian Agreement between Navistar Financial Corporation and the Company, (xiv) the form of Administration Agreement among the Owner Trust, the Indenture Trustee and Navistar Financial Corporation, as administrator (collectively, the “Operative Documents”). We have examined such other documents and such matters of law, including the form of Underwriting Agreement to be executed by the Company and the representatives of the several underwriters to be parties thereto, as filed as an exhibit to the Registration Statement, and we have satisfied ourselves as to such matters of fact, as we have considered relevant for purposes of this opinion.

The opinion set forth in this letter is based upon the applicable provisions of the Internal Revenue Code of 1986, as amended, Treasury regulations promulgated and proposed thereunder, current positions of the Internal Revenue Service (the “IRS”) contained in published Revenue Rulings and Revenue Procedures, current administrative positions of the IRS and

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Navistar Financial Retail Receivables

Corporation

August 10, 2004

existing judicial decisions. No tax rulings will be sought from the IRS with respect to any of the matters discussed herein.

Based on the foregoing and assuming that the Operative Documents with respect to each series of Securities are duly authorized, executed and delivered in substantially the form we have examined and that the transactions contemplated to occur under the Operative Documents in fact occur in accordance with the terms thereof, we are of the opinion that the discussion presented in the Prospectus forming part of the Registration Statement under the caption “Certain Federal Income Tax Consequences” and in the Prospectus Supplement forming part of the Registration Statement under the caption “Certain Federal Income Tax Consequences” are based upon reasonable interpretations of existing U.S. federal tax law. There can be no assurance, however, that the conclusions of U.S. federal tax law presented therein will not be successfully challenged by the IRS or significantly altered by new legislation, changes in IRS positions or judicial decisions, any of which challenges or alterations may be applied retroactively with respect to completed transactions.

Very truly yours,

/s/    Kirkland & Ellis LLP

KIRKLAND & ELLIS LLP